EXHIBIT 10.1

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is dated as of July ___, 2007, among Oxford Media, Inc., a Nevada corporation (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Holder” and collectively the “Holders”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Holder, and each Holder, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Holder agree as follows:

ARTICLE I
DEFINITIONS

1.1       Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(h).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Authorized Shares Deficiency” shall have the meaning ascribed to such term in Section 4.10(b).

“Authorized Share Reverse Action” shall have the meaning ascribed to such term in Section 4.10(b).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Nevada in the form of Exhibit B attached to the Purchase Agreement.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and, subject to Section 5.1, all conditions precedent set forth in Section 2.3 below have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Spectrum Law Group, LLP, with offices at 1900 Main Street, Suite 125, Irvine, California, 92614.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

 “Effective Date” means the date that the Registration Statement of the applicable Underlying Shares is filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Amount” shall mean, as to each Holder as applicable, as of the Closing, the aggregate outstanding amount of (i) all indebtedness (principal and interest and all other amounts due under each respective underlying obligation, including but not limited to dividends); (ii) all amounts due in the nature of liquidated damages or any similar remedy or recovery; (iii) preferred stock; and (iv) warrants, each as beneficially owned by such Holder and to be exchanged for the Preferred Stock purchased hereunder, in each case to the extent specified below such Holder’s name on the signature page of this Agreement and next to the heading “Exchange Amount”.

“FWS” means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“Holder Party” shall have the meaning ascribed to such term in Section 4.9.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the 15,828.55 shares of the Company’s Series C Convertible Preferred Stock issued hereunder, in addition to such shares issued as dividends on such preferred stock, having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit B attached hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the purchasers signatory thereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all shares of Preferred Stock, ignoring any conversion limits set forth therein.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company, the Holders and the signatories to the Purchase Agreement.

“Registration Statement” shall mean a registration statement registering for resale the Underlying Shares as provided for in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means thePreferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Lenders” means, collectively, Palisades Master Fund, LP; Longview Fund, L.P.; Midsummer Investment Fund; Camofi Master LDC; Crescent International, Ltd.; Plus Four Private Equities, L.P.; Lew Jaffe; and, David L. Parker

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as identified in Section 3.1(a).

“SVI Parties” means, collectively, SVI Healthcare, Inc. (formerly known as SVI SYSTEMS, INC.), an Illinois corporation; Marsha S. Glazer; Jay M. Glazer; The Marital Trust Under The Richard L. Owens Trust Dated November 24, 1992; and, Andrew Rubenstein.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market; provided that if the Company is not listed or quoted for trading on a Trading Market, “Trading Day” shall mean “Business Day” unless the context otherwise requires.

 “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the Common Stock is not then quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II
EXCHANGE

2.1	Closing.

(a)        On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to issue to each Holder shares of Preferred Stock, and each Holder agrees, severally and not jointly, to accept the shares of Preferred Stock in exchange for such Holder’s Exchange Amount in the following amounts set forth below and as further summarized on Exhibit “A”, attached hereto and incorporated herein by reference:

(i)         As to any Senior Non-Convertible Notes (represented by eight (8) separate notes in the total original principal balance of $11,500,000 with said total outstanding principal balance increased to $11,926,500 thereafter) comprising such Holder’s Exchange Amount, for each $1,000 of all amounts due and payable under the Senior Non-Convertible Notes exchanged hereunder, 1 share of Preferred Stock;

(ii)        As to any Convertible Subordinated Notes (represented by three (3) separate notes in the total original principal balance of $2,350,000 and issued in connection with the Company’s acquisition of SVI Hotel Corporation) comprising such Holder’s Exchange Amount, for each $1,000 due and payable under the Convertible Subordinated Notes exchanged hereunder, 0.5 share of Preferred Stock;

(iii)       As to any Series A Convertible Preferred Stock comprising such Holder’s Exchange Amount, for each $1,000 due and payable under such preferred stock exchanged hereunder (the outstanding stated value of which is $4,000,000), 0.25 share of Preferred Stock;

(iv)       As to any Series B Convertible Preferred Stock comprising such Holder’s Exchange Amount, for each $1,000 due and payable under such preferred stock exchanged hereunder (the outstanding stated value of which is $3,857,000), 0.25 share of Preferred Stock; and

(v)        As to any Subordinated Non-Convertible Debt comprising such Holder’s Exchange Amount (comprised of (i) a note in favor of Edward Kelly in the original principal amount of $50,000; (ii) a note in favor of Paul & Kathleen Kelly in the original principal amount of $50,000; (iii) a note in favor of Nick Yocca in the original principal amount of $247,000; and, (iv) three notes in the total principal amount of $100,000 issued to the sellers of SVI Hotel Corporation), for each $1,000 due and payable under such debt exchanged hereunder, 0.125 share of Preferred Stock.

(b)        Each Holder shall deliver to the Company the certificates representing their respective Exchange Amount and the Company shall deliver to each Holder their respective shares of Preferred Stock and the other items set forth in Section 2.2 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of FWS, or such other location as the parties shall mutually agree.

(c)        All Common Stock purchase warrants or options held by each Holder shall hereby terminate and be of no further force or effect.

2.2	Deliveries.

(a)        On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Holder the following:

(i)          this Agreement duly executed by the Company;

(ii)         a legal opinion of Company Counsel, in the form of Exhibit C attached hereto;

(iii)        the Registration Rights Agreement duly executed by the Company; and

(iv)        one or more certificates evidencing the shares of Preferred Stock issuable to such Holder pursuant to Section 2.1(a).

(b)        On the Closing Date, each Holder shall deliver or cause to be delivered to the Company the following:

(i)         this Agreement duly executed by such Holder;

(ii)        the Registration Rights Agreement duly executed by such Purchaser; and

(iii)       such Holder’s certificate representing the securities comprising the Exchange Amount.

2.3	Closing Conditions.

(a)         The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met (or waived by the Company in its sole discretion):

(i)         the accuracy in all material respects when made and on the Closing Date of the representations and warranties of each of the Holders contained herein;

(ii)        all obligations, covenants and agreements of the Holders required to be performed at or prior to the Closing Date shall have been performed;

(iii)       the execution (by all appropriate parties) and delivery of the Purchase Agreement and the Registration Rights Agreement; and

(iv)       the delivery by the Holders of the items set forth in Section 2.2(b) of this Agreement.

(b)        The obligations of each Holder hereunder in connection with the Closing are subject to the following conditions being met (or waived by such Holder in its sole discretion):

(i)          the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)       David Parker shall have tendered his resignation from the Board of Directors, with an effective date of July 16, 2007;

(v)        Lew Jaffe shall have agreed to a written restructuring of his employment agreement which is reasonably acceptable to a majority of the Holders;

(vi)       the execution (by all appropriate parties) and delivery of the Settlement and Amendment Agreement to be executed with the sellers of SVI Hotel Corporation;

(vii)       the execution (by all appropriate parties) and delivery of the Purchase Agreement and the closing of the transactions contemplated thereby, with the Company receiving gross proceeds of at least $3,500,000 from the sale of the Company’s senior secured debentures, the terms of which are set forth on Exhibit 2.1(g)(ii) attached hereto (the “Debentures”);

(viii)      the execution (by all appropriate parties) and delivery of the Registration Rights Agreement;

(ix)        the execution and delivery by each other Holder with an entry set forth on Exhibit A hereto (Exchange Amounts) of all documents and instruments contemplated to be delivered hereunder; and

(x)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Holder:

(a)        Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)        Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)        Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)        No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)        Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person (other than the Holders) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the Authorized Share Reverse Action, (ii) filings required pursuant to Section 4.6, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (iv) filing of the registration statement contemplated by the Registration Rights Agreement or otherwise contemplated hereby and (v) filing of any of the foregoing with the appropriate Trading Market(s)  (collectively, the “Required Approvals”).

(f)         Issuance of the Securities.  As of the Closing Date, the Securities will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company or any other Person other than restrictions on transfer provided for in the Transaction Documents and, if applicable, pledges or other actions taken by any particular Holder with respect to such Holder’s Securities.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g)        Capitalization.  The capitalization of the Company as of the date hereof, immediately prior to the Closing, is as set forth on Schedule 3.1(g)(i), and the capitalization of the Company immediately following the Closing, assuming consummation of the transactions contemplated by this Agreement and the Purchase Agreement, will be as set forth on Schedule 3.1(g)(ii), each of which schedule shall include the number of shares of Common Stock and all other equity securities or convertible debt securities owned or to be owned beneficially, and of record, by each security holder of the Company (other than security holders who hold less than 1% of the Common Stock as of the date hereof and are not Affiliates of any party to the Exchange or the Purchase Agreement, which security holders are denominated as a group as Other Common Stockholders), together with the outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except for the Authorized Shares Increase Action, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders

(h)        Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i)         Transactions with Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary, consulting fees and directors’ fees for services rendered in the ordinary course of business consistent with past practices, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits granted in the ordinary course of business, including stock option agreements under any stock option plan of the Company disclosed in filings with the Commission.

(j)         Certain Fees.  (i) Except as otherwise disclosed on Schedule 3.1(j) attached hereto and incorporated herein, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents; and (ii) the Holders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(k)        Private Placement. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Holders as contemplated hereby.

(l)         Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

(m)       Disclosure.    All disclosure furnished by or on behalf of the Company to the Holders regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Holder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(n)        No Integrated Offering. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provision of any Trading Market on which any of the securities of the Company are listed or designated.

(o)        No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold (i) any of the Securities by any form of general solicitation or general advertising, or (ii) any other securities of the Company with comparable rights and preferences by any form of general solicitation or general advertising within two months of the date hereof.  The Company has offered such Securities for sale only to the Holders and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(p)        Acknowledgment Regarding Holders’ Purchase of Securities.  The Company acknowledges and agrees that, to the best of its knowledge, each of the Holders is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Holder or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Holders’ purchase of the Securities.  The Company further represents to each Holder that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(q)        Acknowledgement Regarding Holders’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.16 hereof), it is understood and acknowledged by the Company (i) that none of the Holders have been asked to agree, nor has any Holder agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Holder, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Holder, and counter-parties in “derivative” transactions to which any such Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) that each Holder shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Holders may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(r)        Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(s)        3(a)(9) Exchange. The exchange of securities comprising the Exchange Amounts is being consummated pursuant to Sections 3(a)(9) and 18(b)(4)(C) of the Securities Act.  Accordingly, pursuant to Rule 144(d), the holding period of the Underlying Shares shall tack back to the original issue date of the securities comprising the Exchange Amount.

(t)        Representations and Warranties of the Purchase Agreement.  The representations and warranties of the Company made pursuant to the Purchase Agreement, as qualified by the Disclosure Schedules attached thereto and hereto and delivered to the Holders, are true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2       Representations and Warranties of the Holders.  Each Holder hereby, for itself and for no other Holder, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)        Organization; Authority.  Such Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder (or, as appropriate, is an individual with full right, power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out his obligations hereunder and thereunder). The execution, delivery and performance by such Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Holder.  Each Transaction Document to which it is a party has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)        Own Account.  Such Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Holder is acquiring the Securities hereunder in the ordinary course of its business.

(c)        Holder Status.  At the time such Holder was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any shares of Preferred Stock, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)        Experience of Such Holder.  Such Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)        General Solicitation.  Such Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)         Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, such Holder has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Holder, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Holder first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Holder that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Holder's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)        No Commission or Other Recommendation for Solicitation of Exchange. The Holder has not received any commission or other remuneration for the solicitation of any of the participants in, or recommendation with respect to, the share exchange contemplated by this Agreement.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1	Transfer Restrictions.

(a)        The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Holder or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Holder under this Agreement and the Registration Rights Agreement.

(b)        The Holders agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)        Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Upon a sale pursuant to a Registration Statement or pursuant to Rule 144, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon any such request, so long as the Holder provides the Company’s counsel with all such information counsel reasonably and customarily requests to provide such opinion. If all or any shares of Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends; provided however that the Company has been provided with such information as is reasonably and customarily required to make the determination that the legend should be removed. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Holders by crediting the account of the Holder’s prime broker with the Depository Trust Company System.

(d)        In addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 10 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend; provided however that if the Company is not listed or quoted on a Trading Market, no such payment shall be required. Nothing herein shall limit such Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)        Each Holder, severally and not jointly with the other Holders, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Holder will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2        Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities will result in substantial dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Holder and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3        Furnishing of Information.  From and after the Effective Date and as long as any Holder owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Holder owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) such information as is required for the Holders to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144, including providing a legal opinion of counsel if required by the Transfer Agent to effect such transfer.

4.4        Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Holders or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5        Conversion and Exercise Procedures.  The form of Notice of Conversion included in the Certificate of Designation sets forth the totality of the procedures required of the Holders in order to convert the Preferred Stock.  No additional legal opinion or other information or instructions shall be required of the Holders to convert their Preferred Stock.  The Company shall honor conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6        Securities Laws Disclosure; Publicity.  The Company shall, by the fourth Business Day following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto.  The Company and each Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Holder shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Holder, or without the prior consent of each Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Holder, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holders with prior notice of such disclosure permitted under this subclause (ii).

4.7        Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Holder is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Holder could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Holders.

4.8        Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Holder shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Holder shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9        Indemnification of Holders.   Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Holder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any material breach of any of the material representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Holder, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Holder, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Holder’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Holder may have with any such stockholder or any violations by the Holder of state or federal securities laws or any conduct by such Holder which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder Party.  Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for each class of Holder Parties with substantially identical interests in all pending issues.  The Company will not be liable to any Holder Party under this Agreement (i) for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such Holder Party in this Agreement or in the other Transaction Documents.

4.10	Reservation and Listing of Securities.

(a)        Subject to Sections 4.10(b) and (c), the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)        Subject to Section 4.10(c), if, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents (an “Authorized Share Deficiency”) then the Company shall immediately take commercially reasonable efforts to provide the Company with authorized shares of Common Stock in an amount sufficient to allow the Company to reserve the Required Minimum. Without limiting the generality of the forgoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Deficiency, but in no event later than forty-five (45) days after the occurrence of such Authorized Share Deficiency, the Company shall use its best efforts to either (i) obtain stockholder approval of an increase in the number of authorized shares of Common Stock or (ii) effect a properly authorized reverse stock split of its Common Stock whereby all post-split shares of unissued Common Stock would be authorized and available for issuance (each such action, an “Authorized Share Reverse Action”); provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents and any other agreements binding on the Company, including any Underlying Shares issuable upon conversion in full of all Preferred Stock, ignoring any conversion limits set forth therein.

(c)        The Holders acknowledge that the Company does not have sufficient Common Stock authorized as of the Closing Date to reserve the Required Minimum and meet its other reserve requirements. Notwithstanding Section 4.10(a) and 4.10(b) to the contrary, the parties agree that: (i) such failure shall not be considered an Authorized Share Deficiency until September 30, 2007; (ii) prior to such date, the Company shall use its best efforts to take an Authorized Share Reverse Action; (iii) the Holders, to the extent each owns any Common Stock or Preferred Stock, will vote in favor of the Authorized Share Reverse Action; and (iv) pending such Authorized Share Reverse Action, the Company will reserve all unreserved Common Stock with respect to the Securities.

(d)        The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Holders evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.11      Equal Treatment of Holders.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12      Short Sales and Confidentiality After The Date Hereof.  Each Holder severally and not jointly with the other Holders covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6.  Each Holder, severally and not jointly with the other Holders, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Holder will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Each Holder understands and acknowledges, severally and not jointly with any other Holder, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.  Notwithstanding the foregoing, no Holder makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Holder that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.13      Form D; Blue Sky Filings.  The Company agrees to timely file, if necessary, a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Holders at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

4.14      Palisades Board of Directors.  At any time following the date hereof, Palisades Master Fund, L.P. (“Palisades Board Appointer”) or its designees shall have the right, in their sole discretion, to appoint 1 member to the Board of Directors of the Company.  The Board of Directors of the Company shall not exceed 9 members following any such appointment.  The Company agrees that it shall have its Board of Directors or nominating committee, if it has one, to re-nominate the individuals designated by Palisades Board Appointer or its designees, as directors pursuant to this Section 4.14 or for re-election at each meeting of shareholders called for such purpose, to recommend to the Company’s shareholders that that they vote “for” such nominees, and that all proxies given to management are voted in favor of such nominees.  If Palisades Board Appointer shall exercise its right to appoint a member to the Company’s Board of Directors, the Company shall use best efforts to obtain and maintain directors and officers liability insurance in such amounts as are customary for companies of the Company’s size and market position; and shall enter into indemnification contracts with the individuals designated by Palisades Board Appointer, or its designees, as members of the Board of Directors, in form and substance customary under comparable circumstances and reasonably satisfactory to such individuals.  The right of Palisades Board Appointer, its designees, to appoint members of the Board of Directors pursuant to this Section 4.14 shall terminate upon the earlier of (i) written notice of such termination by Palisades Board Appointer to the Company or (ii) the Debentures are paid-in-full and retired in their entirety.

4.15      Midsummer Board of Directors.  At any time following the date hereof, Midsummer Investment Limited (“Midsummer Board Appointer”) or its designees shall have the right, in their sole discretion, to appoint 2 members to the Board of Directors of the Company.  The Board of Directors of the Company shall not exceed 9 members following any such appointment.  The Company agrees that it shall have its Board of Directors or nominating committee, if it has one, to re-nominate the individuals designated by Midsummer Board Appointer or its designees, as directors pursuant to this Section 4.15 or for re-election at each meeting of shareholders called for such purpose, to recommend to the Company’s shareholders that that they vote “for” such nominees, and that all proxies given to management are voted in favor of such nominees.  If Midsummer Board Appointer shall exercise its right to appoint a member to the Company’s Board of Directors, the Company shall use best efforts to obtain and maintain directors and officers liability insurance in such amounts as are customary for companies of the Company’s size and market position; and shall enter into indemnification contracts with the individuals designated by Midsummer Board Appointer, or its designees, as members of the Board of Directors, in form and substance customary under comparable circumstances and reasonably satisfactory to such individuals.  The right of Midsummer Board Appointer, its designees, to appoint members of the Board of Directors pursuant to this Section 4.15 shall terminate upon the earlier of (i) written notice of such termination by the Midsummer Board Appointer to the Company or (ii) the Debentures are paid-in-full and retired in their entirety.

4.16      Release. In consideration of the execution of this Agreement, the satisfaction of the terms and conditions of this Agreement, and other good and valuable consideration, the receipt and value of which is hereby confirmed, effective as of the Closing, the Senior Lenders on the one hand, and each of them, and the SVI Parties on the other hand, and each of them, hereby fully, finally, and forever settle and release each other from any and all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments and injunctions of any nature whatsoever, whether known or unknown, from all relationships between them as of the Closing (cumulatively referred to as the “Released Claims”). The Released Claims shall expressly not include any matters arising out of facts and circumstances arising or accruing after the Closing, and shall not include any matters arising out of this Agreement.

4.17      Director Compensation.  Any compensation paid to members of the Board of Directors shall be reasonable and commensurate with what is customary in the industry.

ARTICLE V
MISCELLANEOUS

5.1        Termination.  This Agreement may be terminated by any Holder, as to such Holder’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Holders, by written notice to the other parties, if the Closing has not been consummated on or before July 13, 2007; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2        Fees and Expenses.  At the Closing, the Company has agreed to reimburse Midsummer Capital, LLC (“Midsummer”) and the SVI Parties for their reasonable legal fees and expenses incurred in connection with the transactions contemplated herein.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Holders.

5.3        Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4        Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5        Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment prior to the Automatic Conversion Date (as defined in the Certificate of Designation), by the Company and all holders of Preferred Stock then outstanding, in the case of an amendment after the Automatic Conversion Date, by the Company and Holders holding at least 67% of the shares of Preferred Stock then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6        Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder (provided that nothing herein shall prevent the Company from assigning the remaining obligations after the Closing Date through merger or comparable corporate transactions consummated in accordance with applicable law).  Any Holder may assign any or all of its rights under this Agreement to any Person to whom such Holder assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Holders”.

5.8        No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9        Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10      Survival.  The representations and warranties shall survive the Closing and the delivery of Securities for the applicable statue of limitations.

5.11      Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered hereunder, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

5.13      Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14      Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15      Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Holders and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16      Payment Set Aside. To the extent that the Company makes a payment or payments to any Holder pursuant to any Transaction Document or a Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17      Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

5.18      Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, Holders and their respective counsel have chosen to communicate with the Company through FWS.  FWS does not represent all of the Holders but only Midsummer.  The Company has elected to provide all Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Holders.

5.19      Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20      Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OXFORD MEDIA, INC.	Address/Facsimile Number/E-mail Address for Notice:
By:__________________________________________ Name: Title:
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO OXMI SECURITIES EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ____________________________________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Fax Number of Authorized Signatory: _________________________________________

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as above):

Exchange Amount:

Senior Non-Convertible Debt (including accrued and unpaid interest):
Convertible Subordinated Debt (including accrued and unpaid interest):
Series A Convertible Preferred Stock (including accrued and unpaid dividends):
Series B Convertible Preferred Stock (including accrued and unpaid dividends):
Subordinated Non-Convertible debt (including accrued and unpaid interest):

Shares of Preferred Stock: ____________

[SIGNATURE PAGES CONTINUE]

EXHIBIT “A”

Summary of Exchange Amounts

Section 2.1(a)(i); Senior Non-Convertible Notes:

Holder	Total Amount	Preferred Shares	Common Shares

Palisades	$ 5,373,527	5,373.527	n/a
Longview	$ 2,652,766	2,652.766	n/a
Midsummer	$ 2,096,986	2,096.986	n/a
Camofi	$ 1,048,493	1,048.493	n/a
Cresent	$ 524,247	524.2466	n/a
Plus Four	$ 524,247	524.2466	n/a
Parker	$ 104,849	104.8493	n/a
Jaffe	$ 104,849	104.8493	n/a

Section 2.1(a)(ii); Convertible Subordinated Notes:

Owens Trust	$ 1,278,542	639.271	n/a
Glazers	$ 1,278,542	639.271	n/a
Rubenstein	$ 52,185	26.092	n/a

Section 2.1(a)(iii); Series A Convertible Preferred Stock:

Palisades	4,134,040	1,033.51	n/a

Section 2.1(a)(iv); Series B Convertible Preferred Stock

Midsummer	3,985,179	996.295	n/a

Section 2.1(a)(v); Subordinated Non-Convertible Debt

Yocca	$ 297,839	37.229	n/a
Owens Trust	$ 54,406	6.800	n/a
Glazers	$ 54,406	6.800	n/a
E. Kelly	$ 52,144	6.518	n/a
P. Kelly	$ 52,144	6.518	n/a
Rubenstein	$ 2,221	0.277	n/a

EXHIBIT “B”

Certificate of Designation

EXHIBIT “C”

Legal Opinion of Company Counsel

EXHIBIT 2.1(g)(ii)

Terms of the Company’s Senior Secured Debentures

12% interest; senior security interest in all assets of the Company; interest payable  quarterly within 3 Business Days of January 1, April 1, July 1 and October 1; principal paid in eight (8) equal installments at the same time interest payments are due hereunder commencing on September 30, 2009, with all remaining amounts due hereunder to be paid in full on the fourth anniversary of the Debentures.

SCHEDULE 3.1(g)(i)
AND
SCHEDULE 3.1(g)(ii)

Company Capitalization; Pre & Post Closing

SCHEDULE 3.1(j)

Certain Fees

1.           In the event Anthony Cantone or any affiliated or related entity executes the Purchase Agreement and invests in the Company, a fee equal to one percent (1%) of said investment will be due and payable to Barry Kaplan Associates.

2.           In the event Marc Kreloff or any affiliated or related entity executes the Purchase Agreement and invests in the Company, a fee equal to eight percent (8%) of said investment will be due and payable to Early Bird Capital.